UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prospect Global has appointed Damon G. Barber, previously our chief financial officer, as president and chief executive officer effective March 7, 2013.  Patrick L. Avery, our previous chief executive officer, has agreed to provide consulting services to us for a minimum of 60 days.  Gregory M. Dangler, previously our vice president of finance, has been appointed interim chief financial officer effective March 7, 2013.

Mr. Barber, age 45, served as our chief financial officer from December 2012 to March 2013.  Prior to joining Prospect Global, Mr. Barber was the chief executive officer and an executive director of CST Mining Group Limited from April 2010 to September 2011. While at CST, Mr. Barber led a $600 million public equity raise to acquire two copper mine development projects and subsequently directed the development of one project into production and directed the development of the second project to where it was sold for $505 million and returned CST approximately two times its total investment in the project.  From June 2010 to September 2011, Mr. Barber also served as chairman of Marcobre S.A.C., a joint venture between CST and Korea Resources Corporation and LS Nikko. From October 2011 to December 2012, Mr. Barber worked as a consultant in the natural resources industry and managed his personal investments.  Prior to joining CST, Mr. Barber was a managing director at Deutsche Bank from October 2007 to January 2010 and also served as head of Deutsche Bank’s metals and mining investment banking practice in Asia-Pacific from January 2009 until January 2010. From February to March 2010, Mr. Barber provided consulting services. Mr. Barber has over 20 years of experience in the natural resources industry in both management and advisory roles, including over 12 years advising and assisting natural resource companies on mergers & acquisitions, debt and equity capital raisings, leveraged buy-outs and project financings during his time with Deutsche Bank and from 1998 to 2007 as a member of Credit Suisse’s energy group. Prior to this, Mr. Barber was a bond trader at Credit Suisse First Boston from 1996 to 1998 and was also a section foreman at CONSOL Energy Inc.’s Loveridge Mine from 1990 to 1994. Mr. Barber holds a Bachelor of Science degree in Mining Engineering, cum laude, from the University of Kentucky and a Master of Business Administration degree, with distinction, from the Wharton School of Business.

We expect to enter into a new employment agreement with Mr. Barber shortly which will be described in, and filed as an exhibit to, a Current Report on Form 8-K.  Mr. Barber currently has an at will employment agreement with us effective December 13, 2012. Pursuant to the terms of his employment agreement, he receives a base salary of $450,000 per year and received options to purchase 1,000,000 shares of our common stock exercisable at $2.60 per share.  333,334 options are fully vested, 333,333 options will vest on December 13, 2013 and 333,333 options will vest on December 13, 2014.  The options will vest immediately upon a change of control or if Mr. Barber’s services as chief financial officer are terminated other than for cause or by Mr. Barber for good reason.  Mr. Barber is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors in a maximum amount of 120% of base salary.  His existing employment agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 18, 2012.

Mr. Dangler, age 31, has a broad background in private equity investing, development of large-scale technical infrastructure projects, and the financing and management of international growth companies. Mr. Dangler served as our vice president of finance from March 2012 until March 2013 when he became our interim chief financial officer.  From October 2011 to March 2012, Mr. Dangler managed his investments.  Prior to that, Mr. Dangler served as chief executive officer of a technology and telecommunications company from October 2008 to October 2011. As the founding executive, he helped the company raise capital and establish its global presence with operating interests in Africa and South America.  Prior to that, Mr. Dangler was an associate with ITU Ventures, a leading private equity and venture capital firm focused on growth stage technology investments.  While with ITU, Mr. Dangler executed private and public equity transactions, directed activity for mergers and acquisitions, and provided strategic support to portfolio companies.  Mr. Dangler began his professional career as an Air Force officer managing complex and large-scale infrastructure projects. Mr. Dangler received a Meritorious Service Medal for outstanding achievement in delivering a large-scale technology program, which directly supported over 20 national security space launch missions.  Mr. Dangler received a BS in Mechanical Engineering from the United States Air Force Academy and an MBA in Finance from the University of Southern California’s Marshall School of Business.

Mr. Dangler has a pre-existing at will employment agreement with us effective October 19, 2012.  Pursuant to the terms of his employment agreement, he will receive a base salary of $180,000 per year and was granted options to purchase 300,000 shares of our common stock at $2.88 per share which vest as follows:  150,000 options are fully vested; and 150,000 options will vest on October 19, 2013.  Mr. Dangler is eligible for an annual cash bonus based on performance goals established by the compensation committee of the board of directors up to 80% of base salary.  A copy of Mr. Dangler’s employment agreement is attached hereto as Exhibit 10.2.

We entered into a Consulting, Termination and Release Agreement with Mr. Avery effective March 7, 2013, which provides for severance of $480,000, payable in accordance with our regular payroll practice, payment for accrued vacation days and payment of an additional $5,000. Under the agreement, Mr. Avery will provide consulting services to us as a Senior Advisor for 60 days, which period may be extended by mutual agreement.  A copy of this agreement is attached hereto as Exhibit 10.3.

Patrick L. Avery and James Dietz resigned from Prospect Global’s board of directors and all committee thereof effective March 7, 2013.  Mr. Dietz was designated as a director pursuant to the Securities Purchase Agreement entered into with certain affiliates of certain investment funds managed by Apollo Global Management, LLC in November, 2012 (as amended in December, 2012 and terminated March, 2013).

Item 7.01              Regulation FD Disclosure

On March 13, 2013 we released a press release which is attached as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is deemed “furnished” and not filed under Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Identification of Exhibits
10.1	Employment Agreement dated October 19, 2012 with Gregory M. Dangler
10.2	Consulting, Termination and Release Agreement with Patrick L. Avery
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: March 13, 2013		Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 10.1	Employment Agreement dated October 19, 2012 with Gregory M. Dangler

Exhibit 10.2	Consulting, Termination and Release Agreement with Patrick L. Avery

Exhibit 99.1	Press Release